## OEM LICENSE AGREEMENT

(Pre-install, Market and Distribution Rights)

This OEM License Agreement (this "**Agreement**") is entered into as of September 30, 2003 (the "**Effective Date**") by and between Riverdeep, Inc. ("**Riverdeep**") and the company identified below ("**OEM**").

Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1 of Exhibit B.

WHEREAS, Riverdeep publishes, markets and distributes one or more computer software products listed on Exhibit A; and

WHEREAS, OEM desires to obtain a license to pre-install, market and distribute the Products to its End Users, subject to the restrictions identified on Exhibit A.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Riverdeep and OEM do hereby agree to the terms and conditions set forth herein and in the attached Exhibits A-F.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement under seal as of the Effective Date.

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<td>Riverdeep, Inc.<br><br>By: [signature]<br>Name: Jeff Coskells<br>Title: EVP Sales<br>Riverdeep, Inc.<br>Attn: Legal Counsel<br>500 Redwood Boulevard<br>Novato, CA 94947 U.S.<br>Telephone: (415) 763-4700<br>Facsimile: (415) 763-4931<br><br>With a copy to:<br><br>Riverdeep, Inc.<br>Attn: Controller<br>500 Redwood Boulevard<br>Novato, CA 94947 U.S.<br>Telephone: (415) 763-4785<br>Facsimile: (415) 763-4933</td>
<td>Infinium Labs Corporation<br><br>By: [signature]<br>Name: Timothy M Roberts<br>Title: CEO<br>Attn: ~~The President~~ CEO<br>~~819 Main Street~~, 2033 Main Street<br>~~Sarasota, FL 34326~~ Sarasota FL 34238<br><br>Tel: ~~941-383-9478~~ 941 917 0788<br>Fax:<br><br>TR</td>
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*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

la-682583

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**EXHIBIT A**

THE PRODUCTS

1. License Fees.

a. Unlimited License Fee. The list of Products, description of the Products (including Version/SKU), and the Per Unit License Fee for Unlimited Licenses are set forth on Addendum 1 attached to this Exhibit A. Such License Fee for Unlimited Licenses shall be applied fully against the Guaranteed License Fee.

b. Limited License Fee. The Per Unit License Fee for Limited Licenses shall be as follows: OEM shall pay Riverdeep fifty percent (50%) of OEM's Net Revenue from Limited Licenses that OEM grants to End Users pursuant to this Agreement. Such License Fee for Limited Licenses shall be applied fully against the Guaranteed License Fee.

2. **Authorized Channels** are defined as:

a) Authorized Product and Bundle Configurations. OEM may only distribute the Products in the following designated manner (please check appropriate boxes):

- ☐ Hardware bundle. The Products will always be bundled with a computer-related hardware product of OEM with a suggested retail price of $50 or more, as part of a single contemporaneous sale.
- ☐ Aftermarket hardware sale. The Products may only be sold to a registered customer that has recently purchased, within ninety (90) days, one of OEM's hardware products with a suggested retail price of $250 or more.
- ☐ Soft bundle. The Products shall only be distributed by OEM as a single bundled unit with other software products (i.e., sold on a single CD-ROM or shrink wrapped or packaged in a single box). If the Products are to be bundled with third party software, written approval of Riverdeep is required.
- ☐ Magazine cover mount.
- ☐ Packaging restrictions: Products may only be sold in:
  - ☐ Paper wrap
  - ☐ Jewel case
  - ☐ Mini box/DVD packaging (not to exceed 5"x7"x1.5")
- ☒ Other: OEM may distribute the Products, via broadband download or pre-load only, onto OEM's Phantom console device ("Console"). The Console will allow the Products to be played on the End Users' analog television sets, computer monitors, high definition television sets, LCD screens, plasma screens and any other consumer visual output devices. The Products may only be distributed by OEM as a complete download of the Product, either for unlimited use ("Unlimited License") or for a limited period license ("Limited License"). OEM may not distribute the Products except as provided herein. However, for the purpose

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

of clarity, OEM is specifically prohibited from distributing the Products as part of a "streaming" service or any other service where the end user accesses the Product real time over the Internet, network or other connection; provided, however, that OEM may stream only such data to the End Users as necessary as part of a multiplayer online game. Notwithstanding the foregoing, an End User may download the entire Product onto the Console via the Internet, network or other connection.

b) Authorized Channels. In addition to the foregoing restrictions, OEM may only distribute the Products in the following channels (please check appropriate boxes):

- ☐ Gift Shops
- ☐ Drug Store
- ☐ Direct to Consumer (catalog sales only)
- ☐ Direct to Consumer (outbound emails only)
- ☐ Direct to Consumer (outbound telemarketing only)
- ☐ Department Store (including, for example: Macy's, Bloomingdale's, etc.)
- ☐ Mid-Tier Store (including, for example: JCPenney, Sears, Montgomery Ward's, etc.)
- ☐ Superstore (including, for example: CompUSA, Best Buy, Circuit City, Fry's, etc.)
- ☐ Office Outlet (including, for example: Staples, Office Depot, Office Max, etc.)
- ☐ Specialty Mall (including, for example: Electronics Boutique, Babbages, Musicland, etc.)
- ☐ Toy (including, for example: Toys r' Us, Kaybee, etc.)
- ☐ Mass Market (including, for example: Target, Wal-mart, KMart, etc.)
- ☐ Supermarket
- ☐ Book Club
- ☐ Warehouse Club (including, for example: BJ's, Costco, Sam's, etc.)
- ☐ E-commerce Sales (orders taken from website, www.______________.com. No such right exists if the foregoing blank is not filled.)

☒ Other: OEM may distribute the Products, via broadband download or pre-load only, onto OEM's Console. The Console will allow the Products to be played on the End Users' analog television sets, computer monitors, high definition television sets, LCD screens, plasma screens and any other consumer visual output devices. The Products may only be distributed by OEM as a complete download of the Product, either for unlimited use ("Unlimited License") or for a limited period license ("Limited License"). OEM may not distribute the Products except as provided herein. However, for the purpose of clarity, OEM is specifically prohibited from distributing the Products as part of a "streaming" service or any other service where the end user accesses the Product real time over the Internet, network or other connection, provided, however, that OEM may stream data to the End Users as necessary as part of a multiplayer online game. Notwithstanding the foregoing, an End User may download the entire Product onto the Console via the Internet, network or other connection.

3. Licensed Media: Electronic software download (see above).

4. License Fees, Reports and Payment:

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

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(a) Guaranteed License Fee. Notwithstanding any other provisions in this Agreement, OEM shall pay to Riverdeep the following non-refundable, irrevocable, non-transferable license fees, totaling **U.S. $225,000 dollars** which shall be paid on the following dates:

| | |
|---|---|
| March 30, 2004 | $50,000 |
| June 30, 2004 | $50,000 |
| September 30, 2004 | $125,000 |
| Total: | US $225,000 |

(b) Per Unit License Fees. The Per Unit License Fees identified in the above Section 1 shall be applied against the applicable Guaranteed License Fee with respect to each unit of Product distributed by OEM. Once the Guaranteed License Fee has been earned down and recouped by OEM, then OEM shall pay directly to Riverdeep the Per Unit License Fees listed in Section 1 above for every unit of the Product it distributes.

(c) Quarterly Reconciliation. To the extent that the cumulative Per Unit License Fees recouped by OEM with respect to the number of units of Products distributed by OEM during a particular quarter exceeds the Guaranteed License Fee paid by OEM up to and during such calendar quarter, OEM shall reconcile and pay to Riverdeep the difference (if any) within thirty (30) days of each calendar quarter end.

(d) Payment of Per Unit License Fees. Unless offset by the Guaranteed License Fee, Per Unit License Fees shall be paid directly to Riverdeep within thirty (30) days of the end of the calendar quarter in which each Product is distributed.

(e) Reports. Within thirty (30) days of the end of each calendar quarter, OEM shall provide Riverdeep with a reasonably detailed report showing sales, the number of copies of each Product distributed by OEM, and the calculation of the royalties for the preceding calendar quarter. Riverdeep shall be solely responsible for and will pay all sums to any third parties relating to the sale of Products and/or related materials (including, without limitation, Advertising and Marketing Materials) or portions thereof entitled to receive royalties or compensation in connection with the sale and exploitation thereof. OEM's sole obligation to pay compensation under this Agreement is to Riverdeep in accordance with Section 4 of this Exhibit A.

5. Territory: The United States of America and Canada.

6. Support: OEM shall provide First Level Customer Support to End Users, and Riverdeep shall provide Second Level Customer Support to OEM, as set forth more specifically on Exhibit F.

7. Expenses: OEM will bear all costs and expenses of "porting" Products for use on the Console, as well as all cost and expenses of marketing and distributing the Products. Riverdeep makes no

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

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representations or warranties that the Products will successfully "port" to the Console and any failure of any Product to successfully "port" to the Console shall not entitle OEM to terminate this Agreement, in whole or in part, or relieve OEM of any obligation under this Agreement.

8. Technical Assistance. Riverdeep shall provide OEM with reasonable technical assistance to assist OEM's efforts in porting the Products to the Console. Such assistance shall be limited to providing OEM with advice and counsel on how to port the Products and assistance with identifying technical issues specific to the Products, but shall in no way obligate Riverdeep to contribute any engineering labor to the coding or development with respect to the porting of the Products.

9. Demos and trailers. To the extent that Riverdeep has developed demo versions of the Products or promotional trailers for the Products, it will provide such demos or trailers to OEM for distribution and use at no additional fees to OEM.

10. Acknowledgement of Delivery: On the Effective Date, Riverdeep shall deliver all Deliverables (as set forth on Exhibit D) to OEM. Upon receipt of such delivery, OEM shall execute a copy of the Acknowledgement of Delivery of all Deliverables in the form attached hereto as Exhibit C.

11. Term of the Agreement: This Agreement shall commence on the Effective Date and shall expire on March 30, 2006 (the "**Expiration Date**").

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

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**Addendum 1 to Exhibit A**

| Product | Sku | Per Unit License Fee Unlimited License | Per Unit License Fee Limited License |
|---|---|---|---|
| Identity Theft Protector | 282058 | $28.00 | 50/50 Net Rev Share |
| Kasparov Chessmate (Hexacto) | 382318 | $21.00 | 50/50 Net Rev Share |
| Kid Pix Deluxe 3 | 378180 | $17.50 | 50/50 Net Rev Share |
| 3D Home Architect 5 Deluxe | 381541 | $28.00 | 50/50 Net Rev Share |
| 3D Home Landscape 5 Dlx | 385498 | $21.00 | 50/50 Net Rev Share |
| 3D Home Interiors V2.0 | 381158-CD | $14.00 | 50/50 Net Rev Share |
| 3D Home Design Kit | 381543 | $14.00 | 50/50 Net Rev Share |
| Business Lawyer 2003 Essentials | 285453 | $14.00 | 50/50 Net Rev Share |
| Family Lawyer 2003 Essentials | 285454 | $14.00 | 50/50 Net Rev Share |
| Family Lawyer Wills & Estates | 385445 | $14.00 | 50/50 Net Rev Share |
| Mavis Beacon Teaches Typing 15 DLX | 381499 | $28.00 | 50/50 Net Rev Share |
| Mavis Beacon Teaches Typing 15 STD | 381500 | $14.00 | 50/50 Net Rev Share |
| The Bible: A Multimedia Experience | HYB3344AE | $8.24 | 50/50 Net Rev Share |
| Bob Villa's Home Design | BVH3844AE | $8.24 | 50/50 Net Rev Share |
| Broderbund 3D World Atlas | 282064 | $8.24 | 50/50 Net Rev Share |
| Explorers of the New World | EXP2544AE | $8.24 | 50/50 Net Rev Share |
| Williams and Sonoma Guide To Good Cooking | 379505 | $8.24 | 50/50 Net Rev Share |
| 101 XP Games Version 2 | 382114 | $6.50 | 50/50 Net Rev Share |
| The Emperor's Mahjong (Hexacto) | 381922 | $14.00 | 50/50 Net Rev Share |
| Lemonade Tycoon (Hexacto) | 381921 | $14.00 | 50/50 Net Rev Share |
| Pop's Pipes/Slurp (Hexacto) | 381923 | $14.00 | 50/50 Net Rev Share |
| Sno Cross Extreme (softek) | 382232 | $6.50 | 50/50 Net Rev Share |
| RR:BABY & TODDLER V1.1 | 380846 | $14.00 | 50/50 Net Rev Share |
| RR:PRESCHOOL v1 | 380808 | $14.00 | 50/50 Net Rev Share |
| Reader Rabbit Let's Start Learning! | LST3544AE | $8.24 | 50/50 Net Rev Share |
| CF: SEARCH & SOLVE | 379443 | $17.50 | 50/50 Net Rev Share |
| Clue Finders Personalized Math 9-12 | 378472 | $17.50 | 50/50 Net Rev Share |

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

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| | | | |
|---|---|---|---|
| Cluefinders Personalized Reading 9-12 | 378171 | $14.00 | 50/50 Net Rev Share |
| ClueFinders 3rd Grade Adventures 2002 | 381579 | $17.50 | 50/50 Net Rev Share |
| Cluefinders 4th Grade Adventure 2002 | 381578 | $17.50 | 50/50 Net Rev Share |
| ClueFinders 5th Grade Adventures 2002 | 381577 | $17.50 | 50/50 Net Rev Share |
| ClueFinders 6th Grade Adventures 2002 | 381576 | $17.50 | 50/50 Net Rev Share |
| ClueFinders Incredible Toy Store Adventure - revised | 381573 | $17.50 | 50/50 Net Rev Share |
| Reader Rabbit 1st Grade 2002 V1.11 | 381489 | $17.50 | 50/50 Net Rev Share |
| Reader Rabbit 2nd Grade 2002 V1.11 | 381490 | $17.50 | 50/50 Net Rev Share |
| Reader Rabbit Kindergarten 2002 V1.12 | 381492 | $17.50 | 50/50 Net Rev Share |
| Reader Rabbit Preschool 2002 V1.12 | 381493 | $17.50 | 50/50 Net Rev Share |
| Reader Rabbit Toddler 2002 V2.0 | 381491 | $17.50 | 50/50 Net Rev Share |
| Reader Rabbit Baby & Toddler | 379543 | $8.24 | 50/50 Net Rev Share |
| Reader Rabbit Let's Start Learning | LST3544AE | $8.24 | 50/50 Net Rev Share |
| Reader Rabbit Math Ages 4-6 | 378475 | $8.24 | 50/50 Net Rev Share |
| Reader Rabbit Math Ages 6-9 | 378476 | $8.24 | 50/50 Net Rev Share |
| Reader Rabbit Reading Ages 4-6 | 378474 | $8.24 | 50/50 Net Rev Share |
| Reader Rabbit Thinking Adventures Ages 4-6 | RTG3744AE | $8.24 | 50/50 Net Rev Share |
| Reader Rabbit Learn To Read With Phonics! Preschool-Kindergarten | 381516 | $17.50 | 50/50 Net Rev Share |
| Reader Rabbit Learn To Read With Phonics! 1st - 2nd Grade | 381514 | $17.50 | 50/50 Net Rev Share |
| Reader Rabbit Learn To Read With Phonics! 4CD set | 381515 | $17.50 | 50/50 Net Rev Share |
| Starflyers Alien Space Chase | 380853 | $14.00 | 50/50 Net Rev Share |
| Starflyers Royal Jewel Rescue V1 | 381547 | $14.00 | 50/50 Net Rev Share |
| ZOOMBINIS LOGICAL JRNY V2.0 | 380933 | $14.00 | 50/50 Net Rev Share |
| ZOOMBINIS MTN RESCUE V1.0 | 380860 | $14.00 | 50/50 Net Rev Share |
| Zoombinis Isalnd Odyssey | 381664 | $14.00 | 50/50 Net Rev Share |
| Children's Bible Stories | CBS3544AE | $8.24 | 50/50 Net Rev Share |
| Knowledge Munchers Deluxe | KMC2744AE-D&D | $8.24 | 50/50 Net Rev Share |

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

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| | | | | |
|---|---|---|---|---|
| Living Books Harry and the Haunted House | FBL1077F | $8.24 | 50/50 Net Rev Share | |
| Living Books Stellaluna | 50201 | $8.24 | 50/50 Net Rev Share | |
| Living Books Tortoise and the Hare | 49106 | $8.24 | 50/50 Net Rev Share | |
| Math Munchers Deluxe | HCD647CD | $8.24 | 50/50 Net Rev Share | |
| Mega Munchers | MCH5744AE | $8.24 | 50/50 Net Rev Share | |
| Super Solvers Gizmos & Gadjets | GAG3544AE | $8.24 | 50/50 Net Rev Share | |
| Super Solvers Midnight Rescue | MNR3544AE | $8.24 | 50/50 Net Rev Share | |
| Super Solvers Mission TH.I.N.K. | MEM3744AE | $8.24 | 50/50 Net Rev Share | |
| Super Solvers Operation Neptune | ONT3544AE | $8.24 | 50/50 Net Rev Share | |
| Super Solvers Outnumbered | ONB3544AE | $8.24 | 50/50 Net Rev Share | |
| Super Solvers Reading Ages 9-12 | SSR3744AE | $8.24 | 50/50 Net Rev Share | |
| Super Solver Spellbound | SBO3544AE | $8.24 | 50/50 Net Rev Share | |
| Treasure Cove | TSC3544AE | $8.24 | 50/50 Net Rev Share | |
| Treasure Galaxy | TSG3544AE | $8.24 | 50/50 Net Rev Share | |
| Treasure Mathstorm | TMS3544BE | $8.24 | 50/50 Net Rev Share | |
| Treasure Mountain | PTS3744AE | $8.24 | 50/50 Net Rev Share | |
| Trivia Munchers | TVM2744AE-D&D | $8.24 | 50/50 Net Rev Share | |
| Troggle Trouble Math | PTT3544AE | $8.24 | 50/50 Net Rev Share | |
| Ultimate Children's Encyclopedia | ZCE3544AE | $8.24 | 50/50 Net Rev Share | |
| Word Munchers Deluxe | HCD668 | $8.24 | 50/50 Net Rev Share | |
| AfricaTrail | PAF3744AE | $14.00 | 50/50 Net Rev Share | |
| Amazon Trail 3rd Edition | AMA3744AE | $14.00 | 50/50 Net Rev Share | |
| OREGON TRAILS 5TH EDITION | 380859 | $17.50 | 50/50 Net Rev Share | |
| Road Adventures USA | TRA3744AE | $17.50 | 50/50 Net Rev Share | |
| Yukon Trail | HCD663 | $8.24 | 50/50 Net Rev Share | |
| Thinking Things All Over Fripple Town | 104-0730 | $14.00 | 50/50 Net Rev Share | |
| Thinking Things Collection 1 | 104-1176 | $14.00 | 50/50 Net Rev Share | |
| Thinking Things Collection 1 Enhancement: Toony the Loon's Lagoon | 104-0731 381521 | $14.00 | 50/50 Net Rev Share | |
| Thinking Things Collection 2 | 104-1177 | $14.00 | 50/50 Net Rev Share | |
| Thinking Things Collection 3 | 104-1084 | $14.00 | 50/50 Net Rev Share | |

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

TA

| | | | |
|---|---|---|---|
| Thinking Things Collection 3 Enhancement: Galactic Brain Benders | 104-0733 381520 | $14.00 | 50/50 Net Rev Share |
| Thinking Things Sky Island Mysteries | 104-0722 | $14.00 | 50/50 Net Rev Share |
| Millie & Bailey Kindergarten | 101-0717 381517 | $14.00 | 50/50 Net Rev Share |
| Millie & Bailey Preschool | 101-0716 | $14.00 | 50/50 Net Rev Share |
| Millie's Math House | 104-1080 | $14.00 | 50/50 Net Rev Share |
| Sammy's Science House | 104-1178 | $14.00 | 50/50 Net Rev Share |
| Stanley's Sticker Stories | 104-1078 | $14.00 | 50/50 Net Rev Share |
| Theme Weavers: Animals | 104-0742 | $14.00 | 50/50 Net Rev Share |
| Theme Weavers: Nature | 104-0743 | $14.00 | 50/50 Net Rev Share |
| Travel the World with Timmy! Deluxe | 104-0727 | $14.00 | 50/50 Net Rev Share |
| Trudy's Time & Place House | 104-1083 | $14.00 | 50/50 Net Rev Share |
| Strategy Challenges Collection 1: Around the World | 104-1069 381518 | $14.00 | 50/50 Net Rev Share |
| Strategy Challenges Collection 2: In the Wild | 104-1072 381519 | $14.00 | 50/50 Net Rev Share |
| Mighty Math Astro Algebra | 104-1070 | $14.00 | 50/50 Net Rev Share |
| Mighty Math Calculating Crew | 104-1074 | $14.00 | 50/50 Net Rev Share |
| Mighty Math Carnival Countdown | 104-1077 | $14.00 | 50/50 Net Rev Share |
| Might Math Cosmic Geometry | 104-1073 | $14.00 | 50/50 Net Rev Share |
| Mighty Math Number Heroes | 104-1076 | $14.00 | 50/50 Net Rev Share |
| Mighty Math Zoo Zillions | 104-1075 | $14.00 | 50/50 Net Rev Share |
| Mind Twister Math | 104-0745 | $14.00 | 50/50 Net Rev Share |
| Bailey's Book House | 104-1082 | $14.00 | 50/50 Net Rev Share |
| Travel the World with Timmy! Deluxe | 104-0727 | $14.00 | 50/50 Net Rev Share |

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

TL

**EXHIBIT B**
**TERMS AND CONDITIONS**

1. DEFINITIONS.

1.1 "**Advertising and Marketing Materials**" shall mean marketing materials for the Products owned or controlled by Riverdeep, including the retail packaging, End User instruction manual with End User license agreement and warranties, and any promotional inserts and other materials that are to be included in the retail packaging, as well as all press releases, marketing, advertising or promotional materials related to the Products and the servicing of such Products.

1.2 "**Authorized Channels**" shall mean the specific authorized product and bundle configurations and the specific authorized channels identified in Section 2 of Exhibit A.

1.3 "**Confidential Information**" shall mean that information that is identified in Section 9.1 of this Exhibit B.

1.4 "**Console**" shall mean OEM's Phantom™ gaming console and any subsequent modifications thereto which would not require a new product launch for the modified Console.

1.5 "**Deliverables**" shall mean the deliverables identified on Exhibit D.

1.6 "**Documentation**" shall mean, with respect to each Product, the standard user documentation for such Product whether in electronic, hard copy or other format, including, without limitation, user manuals, reference manuals, training manuals and installation manuals as they are created or become available.

1.7 "**Electronic Delivery**" shall be defined to include transmission or delivery to an End User via electronic means, whereby an End User can receive, fully access and use the Products without the physical delivery or transfer of a physical object containing or incorporating the Products.

1.8 "**End User**" shall mean any third party to whom OEM distributes the Products for ordinary consumer usage and not for purposes of further license or distribution.

1.9 "**Expiration Date**" shall mean that specific date that is identified in Section 10 of Exhibit A.

1.10 "**Guaranteed License Fees**" shall mean the license fees payable to Riverdeep in Section 4(a) of Exhibit A.

1.11 "**Licensed Media**" shall mean the specific licensed media identified in Section 3 of Exhibit A.

1.12 "**Limited License**" shall have the meaning set forth in Section 2.1(d) of this Exhibit B.

1.13 "**Net Revenue**" shall mean, with respect to each Limited License granted pursuant to Section 2 below, the monies actually received by Infinium directly derived from the licenses of the Products distributed by Infinium hereunder less any and all sales, use, excise, value added taxes, and other taxes, tariffs, customs or levies; the amount of any credits or refunds for returns; collection costs and expenses; and credits, discounts, charge-backs, rebates and promotional allowances.

1.14 "**Per Unit License Fees**" shall mean the individual Product license fees of the respective Products identified in Section 1 of Exhibit A.

1.15 "**Preinstalled Consoles**" shall have the meaning set forth in Section 2.1(a) of this Exhibit B.

1.16 "**Preinstalled Products**" shall have the meaning set forth in Section 2.1(a) of this Exhibit B.

1.17 "**Product**" or "**Products**" shall mean those specific computer software products of Riverdeep identified in Section 1 of Exhibit A, any demonstration versions and trailers relating thereto as of the Effective Date, and any updates, and bug fixes which may result in a change in version number to the 1/10 of the decimal place but not a whole number change. For example,

TA

"Product" includes versions 1.1 through 1.9 but not version 2.

1.18 **"Term"** shall mean that period of time that is identified in Section 6.1 of this Exhibit B.

1.19 **"Territory"** shall mean the specific geographic areas described in Section 5 of Exhibit A.

1.20 **"Trademarks"** shall mean those Riverdeep trademarks identified in Exhibit E.

1.21 "**Unlimited License**" shall have the meaning set forth in Section 2.1(e) of this Exhibit B.

2. GRANT OF LICENSE, RESTRICTIONS, DOCUMENTATION AND SUPPORT.

2.1 Rights Granted to OEM. Subject to the terms and conditions of this Agreement, Riverdeep grants to OEM the following non-exclusive, non-transferable (except as permitted in Section 10.3 of this Exhibit B) right and license throughout the Territory, during the Term, in the Licensed Media and in the Authorized Channels:

(a) to install, preinstall, reproduce (including making backup copies), display and perform (publicly or otherwise for promotional purposes only), operate, test and modify (solely to port the Product to the Console) the Products in order to preinstall the Products on a permanent and perpetual basis (**"Preinstalled Products"**) on the Preinstalled Consoles prior to the shipment thereof to End Users;

(b) to install, cache, store, reproduce (including making backup copies) display and perform (publicly or otherwise), operate, test and modify (solely to port the Product to the Console) the Products in order to transmit, distribute and otherwise make available the Products via Electronic Delivery;

(c) to transmit, distribute and otherwise make available the Products, whether alone or combined with other products and services, via Electronic Delivery, to End Users within the applicable Territory;

(d) to sublicense to End Users only the right to use, install, operate, cache, store, reproduce (only for the purpose of making backup copies), display and perform (publicly or otherwise) the Products via the Console and/or Preinstalled Products via the Preinstalled Consoles for a limited period of time to be determined by OEM in its sole discretion. OEM shall not stream the Product to End Users, provided, however, that OEM may stream data to the End Users as necessary as part of a multiplayer online game. The foregoing license is hereinafter referred to as the "**Limited License**";

(d) to sublicense to End Users only the right to use, install, operate, cache, store, reproduce ( only for the purpose of making backup copies), display and perform (publicly or otherwise) the Products via the Console and/or Preinstalled Products via the Preinstalled Consoles on permanent and perpetual basis. The foregoing license is hereinafter referred to as the **"Unlimited License"**;

(e) to sublicense to End Users only a transferable, royalty-free, paid-up, perpetual, right and license to use, reproduce, distribute, display and operate the demonstration versions and trailers of the Products and/or Preinstalled Products, as applicable; and

(f) to use, reproduce, , distribute, display and perform (publicly or otherwise) the Documentation, Advertising and Marketing Materials and any other materials provided by Riverdeep under this Agreement.

2.3 End-User License Agreement. Provided that Riverdeep provides to OEM Riverdeep's standard form end-user license agreement in a timely manner, OEM will distribute Products accompanied by an end-user license agreement that materially incorporates the terms and conditions set forth in Riverdeep's standard form end-user license agreement. Riverdeep may revise its standard form end-user

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

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license agreement from time to time upon written notice to OEM, however, OEM shall have at least sixty (60) days after receipt of such notice to incorporate the revised terms and conditions in OEM's end-user license agreement.

2.4 Restrictions. OEM UNDERSTANDS AND AGREES THAT UNDER NO CIRCUMSTANCES WILL OEM DISTRIBUTE ANY PRODUCT OUTSIDE THE AUTHORIZED CHANNELS. SUCH AN ACT ON THE PART OF OEM SHALL CONSTITUTE A MATERIAL BREACH OF THIS AGREEMENT.

3. COPYRIGHT AND TRADEMARK NOTICES AND TITLE.

3.1 Copyrights and Trademark. Riverdeep hereby grants to OEM a non-exclusive, non-transferable right to use, reproduce and display (a) the Trademarks listed in Exhibit E, and (b) the names of the Products listed on Exhibit A when used in connection with the name **"Riverdeep,"** '**Broderbund", "The Learning Company**" or "**Scholastic**," on copies of the Products pursuant to and during the Term and on all Advertising and Marketing Materials (provided they are reproduced in substantially the same manner as provided by Riverdeep). Any sale of a Product or Documentation (or any portion thereof) shall include the copyright, trademark and other proprietary rights notices as are currently contained on each such Product (or Documentation) or may be specified from time to time by Riverdeep. OEM will not challenge any intellectual property rights claimed by Riverdeep in such Trademarks.

3.2 Title to Products. Title to the Products shall not pass from Riverdeep to OEM or its End-Users, and the Products and all master copies thereof shall at all times remain the sole and exclusive property of Riverdeep.

4. RIVERDEEP'S OBLIGATIONS.

4.1 Deliverables. Riverdeep will deliver to OEM all applicable Deliverables for each Product, including, without limitation, defect and error-free master disks, Documentation and Advertising and Marketing Materials for each Product, as described on Exhibit D by the Effective Date. Additionally, Riverdeep will deliver to OEM any and all new updates, and bug fixes to the Products and modifications to the Advertising and Marketing Materials, whether made by or for Riverdeep, promptly after they are created or become available during the Term. With respect to the Products, Riverdeep shall only be obligated to deliver upgrades, updates and bug fixes to Products which may result in a change to the 1/10 of the decimal place in the version number of the Product (versions 1.1 through 1.9) but not a whole numeral change (version 1 to version 2).

4.2 ESRB Ratings. To the extent Riverdeep receives ESRB ratings for any of its Products, Riverdeep shall provide OEM promptly with the applicable rating for such Product.

5. LICENSE FEES.

OEM shall pay Riverdeep the license fee(s) set forth on Exhibit A of this Agreement according to the terms set forth on Exhibit A.

6. TERM AND TERMINATION.

6.1 Term. Unless otherwise terminated earlier in accordance with this Agreement, the term of this Agreement shall commence on the Effective Date and shall continue until the Expiration Date (the "**Term**").

6.2 Termination. Either party may terminate this Agreement, effective immediately upon written notice, under the following circumstances:

(a) Except as provided for in Section 6.3 below, if either party materially breaches any provision of this Agreement and such breach has not been cured within thirty (30) days after the breaching party has received written notice of such breach, the non-breaching party may terminate this Agreement.

(b) If, at any time, a material portion of the Guaranteed License Fees or any other amounts due under this Agreement are not paid when due, Riverdeep shall notify OEM of such material failure to pay and shall provide OEM with at least fifteen (15) calendar

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

days in which to cure the material breach. If OEM fails to cure such a material breach within the cure period, Riverdeep may terminate this Agreement at Riverdeep's option.

(c) If either party should: (1) admit in writing its inability to pay its debts generally as they become due; (2) make a general assignment for the benefit of creditors; (3) institute proceedings to be adjudicated a voluntary bankrupt or consent to the filing of a petition of bankruptcy against it; (4) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (5) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (6) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs, the other party may terminate this Agreement.

6.3 Termination for Violation of Authorized Channels. In the event that OEM violates Section 2 of Exhibit A, or otherwise make any improper use, transfer or duplication of any of the Product(s), Riverdeep shall notify OEM of such material breach and shall provide OEM with at least fifteen (15) calendar days in which to cure the material breach. If OEM fails to cure such a material breach within the cure period, Riverdeep may terminate this Agreement at Riverdeep's option.

6.4 Effect of Termination. Upon the expiration or termination of this Agreement, the license granted hereunder shall terminate, and OEM shall immediately discontinue the manufacture of the Preinstalled Consoles including the pre-installation of Products, as well as any other distribution of the Products as provided under this Agreement, except to the extent required for OEM to fulfill its obligations under existing agreements with End Users entered into prior to the effective date of the expiration or termination of this Agreement. Unless this Agreement has been terminated under Sections 6.2 or 6.3, OEM shall have the right to sell off any remaining inventory in existence for a period of one hundred and eighty (180) days after the termination of this Agreement, provided that the OEM shall not manufacture Preinstalled Consoles including the pre-installation of Products in excess of the reasonable demand for the purposes of "stockpiling" in anticipation of the termination of this Agreement. All proprietary and Confidential Information of each party shall be returned promptly to such party, except to the extent required for OEM to fulfill its obligations under existing agreements with End Users entered into prior to the effective date of the expiration or termination of this Agreement.

6.5 Survival of Certain Conditions. Notwithstanding anything to the contrary contained in this Agreement Sections 1, 2.4, 3.2, 6.4, 6.5, 7.3 through 7.7, and 8 through 10 of this Exhibit B shall in all cases survive any expiration or termination of this Agreement.

6.6 Injunctive Relief. OEM understands and agrees that Riverdeep will suffer irreparable harm in the event that OEM fails to comply with the any of its obligations under Section 2.4 above, and that monetary damages in such event would be substantial and inadequate to compensate Riverdeep. Consequently, in such event Riverdeep will be entitled, in addition to such monetary relief as may be recoverable by law, to such temporary, preliminary and/or permanent injunctive relief as may be necessary to restrain any continuing or further breach by OEM.

7. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

7.1 Riverdeep's Representations and Warranties. Riverdeep represents and warrants to OEM the following:

(a) Riverdeep either owns all right, title and interest in the Products or possesses the necessary rights to grant OEM the rights and license granted hereunder;

(b) any services performed by Riverdeep, including, without limitation, technical and support services, will be performed in a professional and workmanlike manner consistent with Riverdeep's standard business practices;

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

TR

(c) Riverdeep has the full power and authority to enter into this Agreement and to fulfill its obligations hereunder;

(d) Riverdeep has not made and shall not make any commitments inconsistent with OEM's rights under this Agreement; and

(f) The Products and the Trademarks do not infringe upon any intellectual property rights or other proprietary rights of any third party.

7.2 OEM's Representations and Warranties: OEM represents and warrants to Riverdeep the following:

(a) OEM has the full power and authority to enter into this Agreement and to fulfill its obligations hereunder; and

(b) OEM's performance of the terms of this Agreement and of OEM's obligations hereunder shall not breach any separate agreement by which OEM is bound.

7.3 Riverdeep Indemnities. Riverdeep agrees to indemnify, hold harmless and defend OEM from all claims, liabilities, damages, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of or on account of the breach of any of its covenants, representations or warranties set forth in this Agreement.

7.4 OEM Indemnities. OEM agrees to indemnify, hold harmless and defend Riverdeep from all claims, liabilities, damages, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of or on account of the breach of any of its covenants, representations or warranties set forth in this Agreement.

7.5 Riverdeep Indemnification Option. In the case of any infringement claim, at Riverdeep's option, Riverdeep may at its expense: (i) procure a license from any claimants with respect to the challenged Product (or component thereof) that will enable Riverdeep to continue marketing and using the Product, (ii) modify the challenged Product so as to make it non-infringing, or (iii) take appropriate action or seek available legal remedies to enable the continued use and distribution of the challenged Product.

7.6 THE WARRANTY STATED HEREIN IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SUCH WARRANTY CONSTITUTES THE ONLY WARRANTY MADE BY EITHER PARTY WITH RESPECT TO THIS AGREEMENT OR THE PRODUCTS, ARTICLES, MATERIALS, REPLACEMENT PARTS OR SERVICES TO BE SUPPLIED HEREBY. EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 7.3 AND 7.4 ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, LOSS OF DATA OR ANY COLLATERAL, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

7.7 Claims. In the event that an indemnified party seeks indemnification hereunder, such indemnified party shall provide to the indemnifying party prompt written notice of any such claim for which indemnification is sought and provide reasonable cooperation in the defense of such claim and all related settlement negotiations; provided, however, that the indemnified party's failure to provide prompt notice to the indemnifying party shall not relieve the indemnifying party of its indemnification obligations hereunder except to the extent that the indemnifying party is actually prejudiced by such failure. The indemnifying party shall have the right to control the defense of a claim for which indemnification is sought hereunder, but may not settle a claim, suit or proceeding without the prior written consent of the indemnified party. The indemnified party shall not be deemed to have acted unreasonably if it refuses to consent to a settlement of a claim if such settlement does not release the indemnified party from all liabilities relating to the claim being settled. Notwithstanding any of the

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

TA

foregoing, the indemnified party shall have the right, in its absolute discretion and at its sole cost, to employ attorneys of its own choice and to institute or defend any such claim.

8. BOOKKEEPING OBLIGATIONS AND INSPECTION RIGHTS.

During the Term and for a period of two (2) years after the expiration or termination of this Agreement, OEM shall maintain true and complete books of account containing an accurate record of all data necessary for the proper computation of payments hereunder, and Riverdeep shall have the right, by a certified public accountant appointed by it, to examine such books at all reasonable times (but not more than twice in each calendar year) for the purpose of verifying the accuracy of the reports and computation rendered by OEM. Upon reasonable advance notice, such examination shall be made during normal business hours at the principal place of business of OEM. If such examination reveals that reports furnished by OEM were inaccurate by more than ten percent (10%) and that amounts in excess of those paid to Riverdeep are due, the cost of such examination shall be borne by OEM and OEM shall pay the amount of any discrepancy to Riverdeep, plus interest at the rate of twelve percent (12%) per year or part thereof on any deficiencies.

9. CONFIDENTIAL INFORMATION.

9.1 Confidential Information. Each party shall keep in strictest confidence the terms of this Agreement and all material and information, in whatever form provided by the other party that is identified as confidential or proprietary in nature (including pricing policies, business strategies, software designs and specifications), as well as any materials and information which from the circumstances in which they are made available to such party in good faith and good conscience ought to be treated as confidential or proprietary (**"Confidential Information"**).

9.2 Exceptions. The obligation to keep information confidential shall not apply to the extent such Confidential Information (i) is already or otherwise becomes publicly known through no act of the receiving party, (ii) is lawfully received by the receiving party from third parties subject to no restriction of confidentiality, (iii) can be shown by the receiving party to have been independently developed by it, (iv) is disclosed by the disclosing party to third parties without restriction on subsequent disclosure, or (v) is required to be disclosed in the context of an administrative or judicial proceeding, except that in such case the receiving party agrees to provide the disclosing party with prompt notice of such requirement (to the extent legally permissible) in order to allow the disclosing party to seek an appropriate protective order.

9.3 Term of Confidentiality. The receiving party's obligations under this Section 9 shall survive the termination or expiration of this Agreement for a period of three (3) years.

10. MISCELLANEOUS PROVISIONS.

10.1 Entire Agreement. This Agreement, including all Exhibits attached hereto, contains the entire understanding of the parties hereto relating to the Products, supersedes any prior written or oral agreement or understandings between the parties with respect to the Products, including, without limitation, any letter of intent signed by the parties, and cannot be changed or terminated orally. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the authorized representatives of both parties.

10.2 Enforceability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

10.3 Assignment. Neither this Agreement nor the rights or obligations hereunder may be assigned by OEM without the prior written consent of Riverdeep, which consent shall not be unreasonably withheld or delayed; provided however, that OEM may assign this Agreement upon the merger of OEM or the sale of substantially all of the assets of its business by sale, merger, or otherwise, all without the consent of Riverdeep, if OEM gives notice to Riverdeep of the assignment. This Agreement is

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

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freely assignable by Riverdeep. Riverdeep shall provide OEM with timely notice of any such assignment. In the event of such an assignment, this Agreement shall be binding upon such successors and assignees. Any purported assignment, sale, transfer, delegation or other disposition by a party, except as permitted herein, shall be null and void.

10.4 Independent Contractors. OEM and Riverdeep shall perform their duties pursuant to this Agreement as independent contractors. Nothing in this Agreement shall be construed to create a joint venture, partnership or other joint relationship between OEM and Riverdeep. Neither party shall have the ability to incur any obligation on behalf of the other party.

10.5 Currency. All dollar amounts herein are expressed in United States funds.

10.6 Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of California, without reference to its conflicts of law provisions. Each party hereby irrevocably consents to the jurisdiction and venue of the state and federal courts located in San Francisco County, California in connection with any claim, action, suit, or proceeding relating to this Agreement.

10.7 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement sent to each party at the address in the first paragraph of this Agreement (or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section) and shall be deemed to be properly given upon receipt after having been sent by private industry express courier, with written confirmation of receipt.

10.8 Press Releases. Neither party shall make any public announcement or issue any press release relating to this Agreement or the services to be provided in connection therewith without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

10.9 Intellectual Property. The rights granted to OEM hereunder are rights in "intellectual property" within the scope of Section 101 of the United States Bankruptcy Code (the "Code"). In addition, OEM, as a licensee of intellectual property rights hereunder, shall have and may fully exercise all rights available to a licensee under the Code, including, without limitation, under Section 365(n) or its successors.

10.10 Force Majeure. Neither party shall be liable under this Agreement because of any failure or delay in the performance of its obligations on account of strikes, shortages, riots, fire, flood, storm, earthquake, acts of god, hostilities or any other cause beyond its reasonable control.

10.11 Counterparts. This Agreement may be executed in one or more counterparts, by manual or facsimile signatures, all of which together shall constitute a single agreement.

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

**EXHIBIT C**
**To OEM Agreement Dated September 30, 2003.**
**Acknowledgement of Delivery**

OEM: Infinium Labs Corporation

Agreement/Amendment Effective Date: September 30, 2003

Agreement/Amendment Number:

OEM hereby acknowledges having received, on or before the Effective Date, (1) a reproducible master copy for each Product listed below and, (2) all other materials Riverdeep is obligated to deliver under the above-referenced Agreement/Amendment.

Product(s):

| | |
|---|---|
| Identity Theft Protector | |
| Kasparov Chessmate (Hexacto) | |
| Kid Pix Deluxe 3 | |
| 3D Home Architect 5 Deluxe | |
| 3D Home Landscape 5 Dlx | |
| 3D Home Interiors V2.0 | |
| 3D Home Design Kit | |
| Business Lawyer 2003 Essentials | |
| Family Lawyer 2003 Essentials | |
| Family Lawyer Wills & Estates | |
| Mavis Beacon Teaches Typing 15 DLX | |
| Mavis Beacon Teaches Typing 15 STD | |
| The Bible: A Multimedia Experience | |
| Bob Villa's Home Design | |
| Broderbund 3D World Atlas | |
| Explorers of the New World | |
| Williams and Sonoma Guide To Good Cooking | |
| 101 XP Games Version 2 | |
| The Emperor's Mahjong (Hexacto) | |
| Lemonade Tycoon (Hexacto) | |
| Pop's Pipes/Slurp (Hexacto) | |
| Sno Cross Extreme (softek) | |
| RR:BABY & TODDLER V1.1 | |

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

pu

| | |
|---|---|
| RR:PRESCHOOL v1 | |
| Reader Rabbit Let's Start Learning! | |
| CF: SEARCH & SOLVE | |
| Clue Finders Personalized Math 9-12 | |
| Cluefinders Personalized Reading 9-12 | |
| ClueFinders 3rd Grade Adventures 2002 | |
| Cluefinders 4th Grade Adventure 2002 | |
| ClueFinders 5th Grade Adventures 2002 | |
| ClueFinders 6th Grade Adventures 2002 | |
| ClueFinders Incredible Toy Store Adventure - revised | |
| Reader Rabbit 1st Grade 2002 V1.11 | |
| Reader Rabbit 2nd Grade 2002 V1.11 | |
| Reader Rabbit Kindergarten 2002 V1.12 | |
| Reader Rabbit Preschool 2002 V1.12 | |
| Reader Rabbit Toddler 2002 V2.0 | |
| Reader Rabbit Baby & Toddler | |
| Reader Rabbit Let's Start Learning | |
| Reader Rabbit Math Ages 4-6 | |
| Reader Rabbit Math Ages 6-9 | |
| Reader Rabbit Reading Ages 4-6 | |
| Reader Rabbit Thinking Adventures Ages 4-6 | |
| Reader Rabbit Learn To Read With Phonics! Preschool-Kindergarten | |
| Reader Rabbit Learn To Read With Phonics! 1st - 2nd Grade | |
| Reader Rabbit Learn To Read With Phonics! 4CD set | |
| Starflyers Alien Space Chase | |
| Starflyers Royal Jewel Rescue V1 | |
| ZOOMBINIS LOGICAL JRNY V2.0 | |
| ZOOMBINIS MTN RESCUE V1.0 | |
| Zoombinis Isalnd Odyssey | |
| Children's Bible Stories | |
| Knowledge Munchers Deluxe | |
| Living Books Harry and the Haunted House | |
| Living Books Stellaluna | |
| Living Books Tortoise and the Hare | |

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

| | |
|---|---|
| Math Munchers Deluxe | |
| Mega Munchers | |
| Super Solvers Gizmos & Gadjets | |
| Super Solvers Midnight Rescue | |
| Super Solvers Mission TH.I.N.K. | |
| Super Solvers Operation Neptune | |
| Super Solvers Outnumbered | |
| Super Solvers Reading Ages 9-12 | |
| Super Solver Spellbound | |
| Treasure Cove | |
| Treasure Galaxy | |
| Treasure Mathstorm | |
| Treasure Mountain | |
| Trivia Munchers | |
| Troggle Trouble Math | |
| Ultimate Children's Encyclopedia | |
| Word Munchers Deluxe | |
| AfricaTrail | |
| Amazon Trail 3rd Edition | |
| OREGON TRAILS 5TH EDITION | |
| Road Adventures USA | |
| Yukon Trail | |
| Thinking Things All Over Fripple Town | |
| Thinking Things Collection 1 | |
| Thinking Things Collection 1 Enhancement: Toony the Loon's Lagoon | |
| Thinking Things Collection 2 | |
| Thinking Things Collection 3 | |
| Thinking Things Collection 3 Enhancement: Galactic Brain Benders | |
| Thinking Things Sky Island Mysteries | |
| Millie & Bailey Kindergarten | |
| Millie & Bailey Preschool | |
| Millie's Math House | |
| Sammy's Science House | |
| Stanley's Sticker Stories | |
| Theme Weavers: Animals | |
| Theme Weavers: Nature | |

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

| | |
|---|---|
| Travel the World with Timmy! Deluxe | |
| Trudy's Time & Place House | |
| Strategy Challenges Collection 1: Around the World | |
| Strategy Challenges Collection 2: In the Wild | |
| Mighty Math Astro Algebra | |
| Mighty Math Calculating Crew | |
| Mighty Math Carnival Countdown | |
| Might Math Cosmic Geometry | |
| Mighty Math Number Heroes | |
| Mighty Math Zoo Zillions | |
| Mind Twister Math | |
| Bailey's Book House | |
| Travel the World with Timmy! Deluxe | |

Infinium Labs Corporation (OEM)

By: [signature]

Title: CEO

Date: 10-20-03

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

**EXHIBIT D**
Deliverables

By the Effective Date, Riverdeep will provide OEM with Gold Masters of all Products as follow:

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

TR

## EXHIBIT E

Trademarks

**"Riverdeep"**
**"The Learning Company"**
**"Scholastic"**
**"Broderbund"**

*This document does not constitute an offer or any form of an agreement until it is approved and signed by Riverdeep. It is submitted to OEM for discussion purposes only.*

TH

**EXHIBIT F**

Support Services

Definitions

"First Level Customer Service" as used herein refers to those customer service representatives who serve as the initial point-of-contact with the End User.

"Second Level Customer Service" as used herein refers to those customer service representatives who respond to and work on the customer service problems that the first level customer service representatives are unable to resolve.

Technical Support to End Users:

OEM shall provide First Level Customer Service to its End Users, and Riverdeep shall provide Second Level Customer Service to OEM in a reasonable manner so that OEM can respond to technical issues arising from OEM's distribution and use of the Products.

JM